Dated February 27, 1996


                               OMNICOM GROUP INC.

                                     - and -

                     MORGAN STANLEY BANK AKTIENGESELLSCHAFT

                                     - and -

                   MORGAN STANLEY & CO. INTERNATIONAL LIMITED

                      ------------------------------------


                             SUBSCRIPTION AGREEMENT

                                 DM 100,000,000

                  Floating Rate Bonds of 1996 due March 1, 1999


                      ------------------------------------






                         HENGELER MUELLER WEITZEL WIRTZ

                                Frankfurt am Main

SUBSCRIPTION AGREEMENT dated February 27, 1996

between

(1)  OMNICOM GROUP INC.                      (the "Issuer"),

(2)  MORGAN STANLEY BANK AKTIENGESELLSCHAFT (the "Lead Manager"),
MORGAN STANLEY & CO. INTERNATIONAL LIMITED

     (together with the Lead Manager, the "Managers").

The parties hereby record the arrangements between them in respect of an issue of DM 100,000,000 Floating Rate Bonds of 1996 due March 1, 1999 of the Issuer (the "Bonds").

ss.  1 Agreement to Issue; the Bonds; the Agreements

(1)  The Issuer agrees to issue the Bonds on March l, 1996 (the "Closing Date").

(2) The terms and conditions applicable to the Bonds are set forth in the Terms and Conditions of the Bonds (the "Conditions") attached hereto as Schedule 1. The Bonds will initially be represented by a single temporary global note payable to bearer without interest coupons (the "Temporary Global Bond") substantially in the form set out in Schedule 2. The Temporary Global Bond will be deposited with Deutscher Kassenverein AG, Frankfurt am Main ("DKV"), as common depositary (in such capacity the "Common Depositary") for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel"). On or after the date (the "Exchange Date") which is 40 days after the Closing Date and upon presentation of certificates of non-US beneficial ownership, the Temporary Global Bond will be exchanged for a single permanent global note payable to bearer without interest coupons (the "Permanent Global Bond") substantially in the form set out in Schedule 3. The Permanent Global Bond will be deposited with DKV. Upon request of a Bondholder any Bond held by such Bondholder and represented by the Permanent Global Bond will be exchanged for definitive certificates representing individual Bonds substantially in the form set out in
Schedule 4 with interest coupons attached substantially in the form set out in
Schedule 5.

(3) Concurrently with the signing of this Agreement the Issuer is entering into an agency agreement (the "`Agency Agreement") with Morgan Stanley Bank AG as issuing and paying agent (the "Paying Agent").

This Agreement and the Agency Agreement are together referred to as the "Agreements".

ss. 2    Purchase

(1) Each of the Managers agrees to purchase on the Closing Date at the issue price of 99,87% of the principal amount of the Bonds (the "Issue Price") such principal amount of Bonds as corresponds to its commitment as set out in
Schedule 6.

(2) The rights and obligations of the Managers under this Agreement are several and not joint. Each of the Managers shall acquire sole title to the Bonds subscribed by it and there shall be no joint or fractional co-ownership in the Bonds by the Managers.

ss. 3    Disclosure

The Issuer confirms that it has prepared an Offering Memorandum in the English language dated February 27, 1996 (the "Offering Memorandum") in relation to the Bonds and hereby authorizes the Managers to distribute the Offering Memorandum in connection with the offering and sale of the Bonds, copies of it in preliminary or draft form having already been distributed with the consent of the Issuer.

ss. 4    Stabilization

(1) To the extent permitted by applicable laws, the Lead Manager for its own account may over-allot and effect transactions in the open market or otherwise in connection with the distribution of the Bonds with a view to stabilizing or maintaining the market price of the Bonds at levels other than those which might otherwise prevail. In doing so the Lead Manager shall act as principal and not as agent of the Issuer. The Issuer shall not in any event be obligated to issue more than DM 100,000,000 in principal amount of the Bonds.

(2) As between the Issuer and the Lead Manager, any loss resulting from stabilization shall be borne, and any profit arising therefrom shall be retained, by the Lead Manager.

ss. 5    Selling Terms

(1)  Each Manager agrees to be bound by the terms and provisions set out in
Schedule 7.

(2) Each Manager agrees to indemnify the Issuer and the respective other Manager, and each of their respective directors, officers and employees, against any loss, liability, cost, expense, claim or action (including all reasonable costs, charges or expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them arising out of, in relation to or in connection with, any failure by such Manager to observe the terms and provisions set out in Schedule 7.

ss. 6    Listing

(1) The Issuer confirms that it has authorized the Lead Manager to make or cause to be made an application for the Bonds to be listed on the Luxembourg Stock Exchange (the "Stock Exchange").

(2) The Issuer agrees to supply to the Lead Manager for delivery to the Stock Exchange copies of the Offering Memorandum and such other documents, information and undertakings as may be required for the purpose of obtaining such listing.

(3) The Issuer agrees to use its best endeavors to maintain such listing for as long as any of the Bonds are outstanding and to pay all fees and supply all further documents, information and undertakings and publish all advertisements or other material as may be necessary or advisable for such purpose. However, if such listing becomes impossible, the Issuer will obtain, and will thereafter use its best endeavors to maintain a quotation for, or listing of, the Bonds on such other stock exchange as is commonly used for the quotation or listing of debt securities as they may, with the approval of the Lead Manager, decide.

ss. 7    Warranties of the Issuer

(1)  The Issuer warrants to the Managers and each of them that:

(a) it is duly incorporated and validly existing under the laws of the State of New York with full corporate power and authority to conduct its business as described in the Offering Memorandum;

(b) the Agreements have been duly authorised, executed and delivered by the Issuer and constitute valid, legally binding and enforceable obligations of the Issuer;

(c) the Bonds have been duly authorised by the Issuer and, when duly executed, authenticated, issued and delivered, will constitute valid, legally binding and enforceable obligations of the Issuer;

(d) all consents or approvals of, or registrations or filings with, or other action by any court, governmental authority or regulatory body required for the execution and delivery of the Agreements, the issue of the Bonds, the carrying out of the other transactions contemplated by the Agreements or the compliance by the Issuer with the terms of the Bonds and the Agreements have been, or will have been by the Closing Date, obtained and are, or will be, in full force and effect on the Closing Date;

(e) the execution and delivery of the Agreements, the issue of the Bonds, the carrying out of the other transactions contemplated by the Agreements and compliance with their terms do not and will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation, charter, by-laws (or other comparable corporate charter documents) of the

Issuer, or any indenture, trust deed, mortgage or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which it or any of its properties is bound, or (ii) infringe any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority or court, domestic or foreign, having jurisdiction over the Issuer or any of its properties;

(f) the Offering Memorandum, as of the date hereof, is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Offering Memorandum will be, as of the Closing Date, accurate in all material respects and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances existing at the Closing Date, not misleading, provided, however, that the Issuer makes no representation or warranty as to statements or omissions from the list of Managers on the cover page of the Offering Memorandum, or under the caption "`Subscription and Sale; Selling Restrictions" in the Offering Memorandum, which statements were made in reliance upon and in conformity with information furnished in writing to the Issuer by the Managers specifically for inclusion therein;

(g) (i) the consolidated financial statements of the Issuer and its consolidated subsidiaries taken as a whole (the "Consolidated Group") for the three years ended December 31, 1994, 1993 and 1992 and the nine month periods ended September 30, 1995 and 1994 were prepared in accordance with accounting principles generally accepted in, and pursuant to the relevant laws of the United States of America consistently applied, except as disclosed therein, and present fairly the financial position of the Issuer and of the Consolidated Group as at the dates, and the results of operations and changes in financial position of the Issuer and of the Consolidated Group for the periods, in respect of which they have been prepared, and (ii) since the September 30, 1995 audited consolidated financial statements of the Consolidated Group there has been no change (nor any development or event involving a prospective change of which the Issuer is, or might reasonably be expected to be, aware) which is materially adverse to the condition (financial or other), results of operations or general affairs of the Issuer or of the Consolidated Group respectively;

(h) there are no pending actions, suits or proceedings against the Issuer or any of its subsidiaries or any of its properties which, if determined adversely to the Issuer or any such subsidiary, could individually or in the aggregate have an adverse effect on the condition (financial or other), results of operations or general affairs of the Issuer or the Consolidated Group or would materially adversely affect the ability of the Issuer to perform its obligations under the Agreements or the Bonds or which are otherwise material in the context of the issue of the Bonds and, to the best of the Issuer's knowledge, no such actions, suits or proceedings are threatened or contemplated;

(i) no event has occurred or circumstance arisen which, had the Bonds already been issued, might (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an event of early termination under the Conditions;

(j) the Issuer is not an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended; and

(k) neither the Issuer nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (as defined in Regulation S under the United States Securities Act of 1933, as amended (the Securities Act )) with respect to the Bonds and it and they have complied and will comply with the offering restrictions requirement of such Regulation.

(2) The Issuer undertakes to indemnify each Manager and its directors, officers and employees, and any affiliate of such Manager (each an "indemnified person"), against any loss, liability, cost, expense, claim or action (including all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing), which such Manager may incur or which may be made against it arising out of, in relation to or in connection with, any inaccuracy or alleged inaccuracy of any of the warranties contained in subsection (1) or in connection with any inaccurate statement or alleged inaccurate statement contained in the Offering Memorandum or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading. The Issuer expressly acknowledges that it shall not be released from such obligation by reason of the fact that the Lead Manager has assisted in the drafting of the Offering Memorandum. The Issuer shall not indemnify any indemnified person in respect of any inaccuracy or alleged inaccuracy of any of the warranties as to statements in or omissions from the list of the Managers on the cover page of the Offering Memorandum or the statements under the caption "Subscription and Sale; Selling Restrictions" in the Offering Memorandum.

ss. 8    Agreements of the Issuer

The Issuer agrees with the Managers that:

(a) the Issuer will bear and pay all stamp and other taxes and duties (including interest and penalties) payable pursuant to the laws applicable in the United States of America and the Federal Republic of Germany on or in connection with the issue and purchase by the Managers of the Bonds and the execution or delivery of the Agreements;

(b) the Issuer will notify the Lead Manager on behalf of the Managers if, at any time prior to payment of the net subscription amount to the Issuer, anything occurs which renders or may render untrue or incorrect in any respect any of the warranties given by the Issuer; and

(c) if at any time prior to the closing any event shall occur as a result of which, in the judgement of the Issuer, it is necessary to amend or supplement the Offering Memorandum

(as then amended or supplemented) in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered, not misleading, the Issuer shall forthwith prepare and furnish, at its own expense, to the Managers either amendments to the Offering Memorandum or supplemental information so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered, be misleading.

ss. 9    Closing Conditions

(1) The Managers shall be obligated to pay for, and take delivery of the Bonds only (A) if: (i) as of the Closing Date, the warranties and agreements of the Issuer herein contained are true and correct in all material respects and have been duly complied with (to the extent that such compliance is due on or before the Closing Date), (ii) subsequent to the date hereof and as of the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (1) any intended or potential downgrading or (2) any review or possible change that does not indicate an improvement in the rating, accorded any of the outstanding debt securities of the Issuer by either Moody's Investor Services, Inc., Standard & Poor's Rating Group or Duff & Phelps Credit Rating Co., and (B) subject to:

(a) receipt by the Lead Manager on behalf of the Managers or the Closing Date of a certificate of the Issuer dated the Closing Date and signed on behalf of the Issuer certifying that as of the Closing Date, the warranties contained in ss. 7(1) are true and correct as if made on the Closing Date and that the Issuer has complied with all agreements herein contained (to the extent that such compliance is due on or before the Closing Date);

(b) receipt by the Lead Manager on behalf of the Managers on the Closing Date of legal opinions dated the Closing Date, in the form agreed, from:

     (i)  Davis and Gilbert, legal advisers to the Issuer as to U.S. law;

     (ii) Hasche & Eschenlohr, legal advisers to the Issuer as to German law;
          and

     (iii) Hengeler Mueller Weitzel Wirtz, legal advisers to the Managers as to German law;

(c) receipt by the Lead Manager on behalf of the Managers not later than two Frankfurt banking days before the Closing Date of the duly executed Temporary Global Bond, for authentication and delivery pursuant to ss. 10;

(d) receipt by the Lead Manager on behalf of the Managers not later than two Frankfurt banking days before the Closing Date of the Permanent Global Bond duly executed by and on behalf of the Issuer for delivery to DKV on or after the Exchange Date;

(e) receipt by the Lead Manager on behalf of the Managers not later than three Frankfurt banking days before the Closing Date of the documents listed in
     Schedule 8;

(f) the Stock Exchange having agreed on or before the Closing Date to list the Bonds; and

(g) receipt by the Lead Manager on behalf of the Managers of a copy of the Agency Agreement as executed, delivered and exchanged by the parties thereto.

(2) The Lead Manager on behalf of the Managers may, at its discretion and upon terms as it deems appropriate, waive compliance with the whole or any part of subsection (1).

ss. 10   Delivery and Payment

Not later than 10:00 a.m. (Frankfurt time) on the Closing Date (or such other time on the Closing Date as may be agreed between the Lead Manager on behalf of the Managers and the Issuer) the Issuer will issue and deliver to the Managers or their order the Temporary Global Bond duly executed and authenticated, to be held as agreed between the Issuer, the Lead Manager and the Common Depositary. Against such delivery the Managers shall pay, or cause payment of, the net subscription amount (being the Issue Price pursuant to ss. 2(1) less the commissions pursuant to ss. 11(1) and less the Expenses Amount pursuant to ss. 11(2)) in Deutsche Mark to such account maintained in the Federal Republic of Germany as the Issuer may specify to the Lead Manager not later than five days before the Closing Date.

ss. 11   Commissions and Expenses

(1) The Issuer shall pay to the Managers on the Closing Date total commissions of 0,325% of the principal amount of the Bonds in consideration of the obligations of the Managers to purchase the Bonds.

(2) In addition to the commissions payable pursuant to subsection (1) and to its own expenses in connection with the issue, sale and offering of the Bonds, the Issuer shall pay to the Lead Manager on the Closing Date a lump sum amount (the "Expenses Amount") as separately agreed upon between the Issuer and the Lead Manager in lieu of reimbursement of the following expenses and fees (including value added tax thereon, if any): (a) all expenses incurred in connection with the preparation, printing and delivery of the Offering Memorandum, the Agreements, the Temporary Global Bond, the Permanent Global Bond and all other documents relating to the issue, subscription and offering of the Bonds, (b) the fees and expenses incurred in connection with the obtaining and maintaining of the listing of the Bonds on the Stock Exchange, including the costs of all necessary publications, if any, (c) all expenses incurred in connection with the services of the legal advisers to the Managers in the United States of America and the Federal Republic of Germany in connection with the issue and subscription of the Bonds, (d) all expenses incurred in connection with all advertising in relation to the issue and offering of the Bonds on which the Issuer and the Lead Manager may agree, (e) all other expenses which the Managers have incurred or will incur in connection with the issue, purchase and offering of the Bonds, and (f) the fees and expenses (including value added tax thereon) of the Paying Agent and any further paying agents in connection with the preparation and signing of the Agreements, the issue of the Bonds and the performance of their duties under the Agency Agreement.

(3)  The costs of printing definitive Bonds shall be borne by the Issuer.

ss. 12   Termination

(1) The Lead Manager on behalf of the Managers may, by written notice to the Issuer given at any time prior to payment of the net subscription amount for the Bonds, terminate this Agreement:

(a) if in the opinion of the Lead Manager, circumstances shall be such as:

(i) to prevent or to a material extent restrict payment for the Bonds in the manner contemplated in this Agreement; or

(ii) to a material extent prevent or restrict settlement of transactions in the Bonds in the market or otherwise; or

(b) if in the opinion of the Lead Manager, there shall have been:

(i) any change in national or international political, legal, tax or regulatory conditions; or

(ii) any calamity or emergency,

which has in its view caused a substantial deterioration in the price and/or value of the Bonds.

(2) Upon such termination no party shall be under any liability to any other in respect of this Agreement, except that (a) all indemnity provisions in this Agreement shall continue in full force and effect, and (b) the Issuer shall remain liable under ss. 11 for the payment of the lower of (i) the Expenses Amount or (ii) the costs and expenses already incurred or incurred in consequence of such termination.

ss. 13   Communications

(1) Any document or information furnished or supplied in accordance with this Agreement shall, if not otherwise provided for herein, either be in the German or English language.

(2) All communications required to be given or given hereunder shall be given by airmail letter or by telex, cable or facsimile transmission.

(3) Subject to written notice of change of address, all communications hereunder shall be given to the following addresses:

(a) If to the Issuer:

                  Omnicom Group Inc.
                  437 Madison Avenue
                  New York, N.Y. 10022
                  U.S.A.

                  Telefax: 212 415 3530
                  Attention: Chief Financial Officer

(c) If to the Managers:

                  Morgan Stanley Bank AG
                  Rahmhofstrasse 2 - 4
                  60313 Frankfurt am Main
                  Federal Republic of Germany

                  Telefax: 69 2166 1399
                  Telex: 412 648
                  Attention: New Issues Department

ss. 14   The Schedules: Severability

(1)  Schedules 1 to 8 form part of this Agreement.

(2) Should any provision of this Agreement be or become invalid in whole or in part, the other provisions of this Agreement shall remain in force. Any invalid provision shall be replaced by a valid provision which accomplishes as far as legally possible the economic effects of the invalid provision.

ss. 15   Governing Law and Place of Performance

(1) This Agreement shall in all respects be governed by and construed in accordance with German law.

(2) Place of performance for the obligations of all parties hereto shall be Frankfurt am Main.

ss. 16   Place of Jurisdiction

(1) Any action or other legal proceedings arising out of or in connection with this Agreement "Proceedings") shall be brought in the District Court (Landgericht) in Frankfurt am Main. The Issuer hereby appoints Hasche & Eschenlohr, Rechtsanwalte, Briennerstrasse 11/V, D-80333 Munich, as its agent for service of process with respect to any proceedings brought before any German court.

(2) Subsection (1) shall not limit the right of any of the Managers to bring Proceedings against the Issuer arising out of or in connection with this Agreement in any competent court of law.

ss. 17   Counterparts

This Agreement is executed in three counterparts in the English language. With respect to Schedules 1, 3 to 5 the German language version shall be binding. The English translations of such Schedules are for convenience only. One executed counterpart each is issued to the Issuer and to each of the Managers. Each executed counterpart shall be an original.

This Agreement has been entered into on the date first above written.

OMNICOM GROUP INC.


By:
   ---------------------------------



MORGAN STANLEY BANK AKTIENGESELLSCHAFT


By:
   ---------------------------------



MORGAN STANLEY & CO. INTERNATIONAL LIMITED


By:
   ---------------------------------

                                   Schedule 1

                        TERMS AND CONDITIONS OF THE BONDS

                   [To be taken from the Offering Memorandum]

                                   Schedule 2

                        FORM OF THE TEMPORARY GLOBAL BOND



           THIS BOND HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
            UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. SUBJECT
           TO CERTAIN EXCEPTIONS, THE BONDS MAY NOT BE OFFERED OR SOLD
            OR DELIVERED WITHIN THE UNITED STATES OR TO U.S. PERSONS.

             THIS BOND IS A TEMPORARY GLOBAL BOND, WITHOUT COUPONS, EXCHANGEABLE FOR A PERMANENT GLOBAL BOND, WITHOUT COUPONS.
           THE TERMS AND CONDITIONS OF THE BONDS ATTACHED HERETO APPLY
               TO THIS BOND EXCEPT FOR PROVISIONS REFERRING TO THE
                             PERMANENT GLOBAL BOND.


                               OMNICOM GROUP INC.

                                 DM 100,000,000

                          TEMPORARY GLOBAL BEARER BOND

for Deutsche Mark Floating Rate Bonds of 1996 due March 1, 1999 (the "Bonds") in an aggregate principal amount of one hundred million Deutsche Mark (DM 100,000,000) divided into

                     10,000 Bonds in the principal amount of
                                 DM 10,000 each.

Omnicom Group Inc. (the "Issuer") hereby undertakes to pay to the bearer hereof upon presentation and surrender of this Temporary Global Bond on the maturity date of the Bonds the principal sum represented by this Temporary Global Bond or a portion or portions hereof, in freely convertible and transferable legal tender of the Federal Republic of Germany.

Until this Temporary Global Bond is exchanged for Bonds represented by the permanent global bond in the form attached hereto (the "Permanent Global Bond"), the holder hereof shall not be entitled to receive any payments of interest in respect of the Bonds.

On or after the date which is 40 days after the date hereof (the "Exchange Date"), the Bonds represented by this Temporary Global Bond may be exchanged in whole or in part (free of charge) for Bonds represented by a Permanent Global Bond in the form attached hereto upon notice being given by Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and/or Cedel Bank, societe anonyme ("Cedel") acting on the instructions of any holder of an interest in this Temporary Global Bond.

The Issuer shall procure that Bonds represented by the Permanent Global Bond shall be so delivered in exchange for only those Bonds represented by this Temporary Global Bond in respect of which there shall have been presented to Morgan Stanley Bank AG as agent for the Issuer (the "Agent") by Euroclear or Cedel a certificate substantially to the following effect:

                               "OMNICOM GROUP INC.

                            Deutsche Mark 100,000,000
                           Floating Rate Bonds of 1996
                                due March 1, 1999

                               (the "Securities")

     This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission front member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Temporary Global Security in respect of the Securities, as of the date hereof ___________ principal amount of the abovecaptioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165 - 12(c)(l)(v) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or
(iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the Act ), then this is also to certify with respect to the principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organizations entitled to portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Agency or other Agreement.

     We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global Security excepted in such certifications and
(ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest)) are no longer true and cannot be relied upon as the date hereof.

     We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

 Dated:     199__*

                                Yours faithfully,

                   [MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                       Brussels office, as operator of the
                                Euroclear System]
                                       or
                          [CEDEL BANK, societe anonyme]

                                       By:




----------
*    Not earlier than the Exchange Date.

Any person who would, but for the provisions hereof, otherwise be entitled to receive a Bond or Bonds represented by the Permanent Global Bond shall not be entitled to require the exchange of an appropriate part of this Temporary Global Bond for such Bond or Bonds unless and until he shall have delivered or caused to be delivered to Euroclear or Cedel, as the case may be, a certificate or certificates in substantially the form set out below. Copies of the form of certificate will be available at the offices of Euroclear in Brussels, Cedel in Luxembourg and each of the paying agents.

                               "OMNICOM GROUP INC.

                            Deutsche Mark 100,000,000
                  Floating Rate Bonds of 1996 due March 1, 1999

                               ("the Securities")

     This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) are owned by United States person(s) that (a) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(l)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the relations thereunder), or (iii) are owned by United States or foreign financial institutions(s) for purposes of resale during tile restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify that, except as set forth below, (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or
(b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. person(s) (and such persons(s) are not acquiring the securities for the account or benefit of U.S. person(s))or (y) U.S. persons(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

     As used herein, "United States" means the United States of America (including the States and the District of Columbia) and its "possessions" which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

     This certification excepts and does not relate to U.S. ___________ or such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

     We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Date: 199__*

By:
    -----------------------------

          As, or as agent for, the beneficial owner(s) of the Securities to which Ellis certificate relates.


    -----------------------------




----------
*    Not earlier than 15 days prior to the Exchange Date.

On an exchange of the whole of this Temporary Global Bond, this Bond shall be surrendered to the Agent. On an exchange of part only of this Temporary Global Bond, this Bond shall be endorsed to reflect the reduction of the principal amount evidenced hereby.

The attached Terms and Conditions of the Bonds form part of this Temporary Global Bond.

Dated: March 1, 1996

                                           New York, N.Y.,
                                           United States of America

                                           OMNICOM GROUP INC.


                                           By:
                                              ----------------------------
                                                 Authorized Officer



--------------------------
Authentication Signature
for and on behalf of
Morgan Stanley Bank AG

                                   Schedule 3

                        FORM OF THE PERMANENT GLOBAL BOND

                              (English Translation)


           THIS BOND HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
          UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. SUBJECT TO
           CERTAIN EXCEPTIONS, THE BONDS MAY NOT BE OFFERED OR SOLD OR
             DELIVERED WITHIN THE UNITED STATES OR TO U.S. PERSONS.

           ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE
            SUBJECT TO LIMITATION UNDER THE UNITED STATES INCOME TAX
           LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J)
                   AND 1287 (A) OF THE INTERNAL REVENUE CODE.

                               OMNICOM GROUP INC.

                          PERMANENT GLOBAL BEARER BOND

                    representing a principal amount of up to
                                 DM 100,000,000

of the Deutsche Mark Floating Rate Bonds of 1996 due March 1, 1999 in an aggregate principal amount of one hundred million Deutsche Mark (DM 100,000,000) divided into

     10,000 Bonds in the principal amount of DM 10,000 each.

This Permanent Global Bond represents up to 10,000 Bonds in the principal amount of DM 10,000 each (the "Bonds"). Definitive certificates representing individual Bonds with interest coupons shall be issued upon request of the holder of the relevant Bonds from time to time.

This Permanent Global Bond has been issued by the Issuer as a bearer instrument and been deposited with Deutscher Kassenverein AG ("DKV") in order to permit delivery and transfer of the Bonds within the DKV depositary and clearing system.

The actual number of Bonds exchanged for this Permanent Global Bond shall be evidenced by the latest entry in the third column of Schedule I hereto,

On an exchange of the whole of this Permanent Global Bond this Bond, shall be surrendered to the Agent., On an exchange of part only of this Permanent Global Bond, this Bond shall be endorsed to reflect the reduction of the principal amount evidenced hereby.

The Issuer undertakes to pay to the bearer hereof, on the maturity date of the Bonds, the principal sum of the Bonds represented by this Permanent Global Bond and to pay interest or such principal sum, all in accordance with the Terms and Conditions of the Bonds attached hereto.

The Bonds represented by this Permanent Global Bond were originally represented by a Temporary Global Bond. Unless such Temporary Global Bond was exchanged in whole on the issue hereof, a Note or Notes represented by such Temporary Global Bond may be further exchanged, on the terms and conditions set out therein, for a Bond or Bonds represented by this Permanent Global Bond.

The attached Terms and Conditions of the Bonds form part of this Permanent Global Bond.


Dated: March 1, 1996

                                                  New York, N.Y.,
                                                  United States of America

                                                  OMNICOM GROUP INC.

                                                  Authorized Officer



Authentication Signature
for and on behalf of
Morgan Stanley Bank AG

                                                            S C H E D U L E I to
                                                           Permanent Global Bond


                              SCHEDULE OF EXCHANGES
                            of Temporary Global Bond
                          for Bonds represented by the
                              Permanent Global Bond


--------------------------------------------------------------------------------
Date    Principal amount         Aggregate principal amount     Notation made on
        exchanged for Bonds      exchanged for Bonds            behalf of the
        represented by the       represented by the Permanent   Paying Agent
        Permanent Global Bond    Global Note following such
                                 exchange
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                                       22

                                   Schedule 4

               NON-BINDING ENGLISH TRANSLATION OF THE FORM OF THE
                                DEFINITIVE BONDS

                                                WKN 131390
                                                ISIN DE0001313906

[Coupon Date]                                                    DM 10,000

                 Deutsche Mark Floating Rate Bonds of 1996/1999

                                       of
                               OMNICON GROUP INC.
                       NEW YORK, UNITED STATES OF AMERICA

DM 10,000                                                        No. o

                                   BEARERBOND

                         for ten thousand Deutsche Mark
                                   (DM 10,000)

of the Deutsche Mark Floating Rate Bonds of 1996/1999 in the aggregate principal amount of one hundred million Deutsche Mark

                                (DM 100,000,000)
                                  divided into

                         10 000 Bonds of DM 10,000 each
                              Nos. 00 001 - 10 000,

Omnicom Group Inc. owes the bearer of this Bond

                           ten thousand Deutsche Mark.

This amount will bear interest at a rate of Deutsche Mark LIBOR plus 0.375 % and will be repaid at maturity. Interest will be paid for a period of three months in arrear on March 1, June 1, September 1 and December 1 of each year. The Terms and Conditions of the Bonds printed on the reverse apply to this Bond.

                                                New York, in [o]  199[o]

                                                OMNICOM GROUP INC.
Control Signature

Any United States person who holds this obligation will be subject to limitations under the United State income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.

                                   Schedule 5

                 NON-BINDING ENGLISH TRANSLATION OF THE FORM OF
                                 INTEREST COUPON



1. Three-month Bearer Coubon attached to             WKN 131390
Bearer Bond for DM 10,000 of the                   Coupon
Deutsche mark Floating Rate Bonds of               No. o
1996/1999 payable on [o] in the amount             [o]
of Deutsche Mark LIBOR plus 0.375 % at
the paying agents determined in
accordance with the Terms and Conditions of the Notes. In the case of loss or destruction of coupons, any right according toss.804, subparagraph 1, sentence 1, of the BGB (German Civil
Code) is excluded.

New York, [o] 199[o]

OMNICOM GROUP INC.


-----------------------------














Any United States person who holds this obligation will be subject to limitations under the United State income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.

                                   Schedule 6

                         THE COMMITMENTS OF THE MANAGERS


                                                          Principal Amount
                                                              of Notes

                                                                 DM

Morgan Stanley Bank AG                                       80,000,000
Morgan Stanley & Co. International Limited                   20,000,000

Total                                                        100,000,000
                                                             ===========

                                   Schedule 7

                                  SELLING TERMS

In connection with the purchase, offering and sale of the Bonds each of the Managers represents that it has observed and undertakes that it will observe the following restrictions on the offering and sale of the Bonds and the distribution of documents relating to the Bonds:

(1) No action has been or will be taken by the Managers or the Issuer that would permit a public offering of the Bonds, or possession or distribution of the Offering Memorandum, any amendment or supplement thereto issued in connection with the offering of the Bonds or any other offering material, in any country or jurisdiction where action for that purpose is required. Each Manager will comply with all applicable laws and regulations in each jurisdiction in which it, directly or indirectly, purchases, offers, sells or delivers the Bonds or has in its possession or distributes the Offering Memorandum, any amendment or supplement thereto or any other offering material, in all cases at its own expense. No Manager is authorized to make any representation or use any information in connection with the issue, subscription and sale of the Bonds other than as contained in the Offering Memorandum or any amendment or supplement thereto.

(2) The Bonds have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each of the Managers has offered and sold the Bonds, and will offer and sell the Bonds (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, none of the Managers, their affiliates or any persons acting on the Managers' or their affiliates' behalf have engaged or will engage in any directed selling efforts with respect to the Bonds, and the Managers and their affiliates have complied and will comply with the offering restrictions requirement of Regulation S. Each of the Managers agrees that, at or prior to confirmation of sale of the Bonds, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Bonds from any Manager during the restricted period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

     Except as contemplated by this Agreement, the Managers have not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Bonds, except with their affiliates or with the prior written consent of the Issuer.

     In addition, each of the Managers

     (i) except to the extent permitted under U.S. Treas. Reg. Section 1.l63-5(c)(2)(i)(D) (the "D Rules"), (a) has not offered or sold, and during the restricted period will not offer or sell, Bonds in bearer form to a person who is within the United States or its possessions or to a United States person, and (b) has not delivered and will not deliver within the United States or its possessions definitive Bonds in bearer form that are sold during the restricted period;

     (ii) represents and agrees that it has and throughout the restricted period will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling the Bonds in bearer form are aware that such Bonds may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

     (iii) if it is a United States person, represents that it is acquiring the Bonds in bearer form for purposes of resale in connection with their original issuance and, if it retains Bonds in bearer form for its own account, will only do so in accordance with the requirements of U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(6); and

     (iv) with respect to each affiliate that acquires from any Manager Bonds in bearer form for the purpose of offering or selling such Bonds during the restricted period, agrees either (A) that it will repeat and confirm the representations and agreements contained in clauses (i), (ii) and (iii) on behalf of such affiliate or (B) agrees that it will obtain from such affiliate for the benefit of the Issuer the representations and agreements contained in clauses (i), (ii) and (iii).

Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code and regulations thereunder, including the D Rules.

(3) Each of the Managers represents and agrees that:

     (a) it has not offered or sold and, prior to the expiry of the period of six months from the issue date of the Bonds, will not offer or sell any Bonds to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

     (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Bonds to a person who is of a kind described in Article II (3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on;

     (c) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with regard to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom.

     As used herein, "United Kingdom" means the United Kingdom of Great Britain and Northern Ireland.

(4) The Bonds are being issued under the "Euro-Securities" exemption as defined in ss. 4(2) Wertpapier-Verkaufsprospektgesetz and accordingly a selling prospectus in respect of the Bonds has not been prepared. Each of the Managers represents and agrees that it has not publicly promoted, and will not publicly promote, the distribution of Bonds.

                                   Schedule 8

                DOCUMENTS TO BE FURNISHED PURSUANT TO ss. 9(1)(e)

1. Two copies of the Certificate of Incorporation of the Issuer certified by the Secretary of the State of New York;

2. a certificate of the Secretary of the State of New York as to the good standing of the Issuer;

3. two copies of the By-laws of the Issuer certified by the Secretary or Assistant Secretary of the Issuer;

4. two certified copies of the resolutions of the Board of Directors of the Issuer authorizing the Notes and the execution and delivery of the Agreements and performance of the Issuer's obligations thereunder;

5. if applicable, powers of attorney by duly authorized officers of the Issuer authorizing an appropriate officer or officers to execute and deliver on behalf of the Issuer each of the Notes and the Agreements, and any and all additional documents as may be necessary or appropriate to effectuate any or all of the obligations of the Issuer pursuant to the Notes, the Agreements or any ancillary documents.

6. a certificate of the Secretary or Assistant Secretary of the Issuer as to the incumbency of the officers of the Issuer signing the documents or any power of attorney provided for in paragraph 5 above on behalf of the Issuer;

7.   letter of appointment of Hasche & Eschenlohr, Rechtsanwalte,
     Briennerstrasse 11/V, D-80333 Munich, as agent for service of process for the Issuer in the Federal Republic of Germany.